Exhibit 4.31

Power of Attorney

This power of attorney (hereinafter referred to as “this power of attorney”) was presented by Leo Ou Chen (the identity card number is ***) , signed on April 20, 2017 and issued to Leo Ou Chen (the identity card number is ***) (hereinafter referred to as “trustee”).

Leo Ou Chen, hereby grant the trustee a sole agent, to authorize the trustee as my agent, in my own name, to exercise my own as Reemake Media Co., Ltd. (hereinafter referred to as the “Company”) shareholders enjoy the following right:

1.                  To convene and attend the shareholders’ meeting of the Company as my own agent in accordance with the By-laws of the Company ;

2.                  To act as a proxy for the discussion and resolution of all matters of the shareholders’ meeting, to make and sign resolutions, including but not limited to: designation and election of directors of the Company and other senior management personnel who are subject to the appointment and removal of shareholders; ; The dissolution or liquidation of the Company and the formation of the liquidation group on behalf of the shareholders and the exercise of the powers of the liquidation group during the liquidation period;

3.                  To act as my own agent in the exercise of the voting rights of other shareholders under the by-laws(including any other shareholders’ voting rights as may be amended after the constitution);

4.                  Other voting rights to be exercised by shareholders in respect of Chinese laws and regulations (including amendments, alterations, additions and re-enactments, whether or not they take effect before or after the conclusion of this Agreement)

5.                  Upon the transfer of the equity interest of the Company held by the Company in accordance with the Exclusive Purchase Option Agreement signed by the Parties, the Company shall sign the relevant equity transfer agreement and other relevant documents and handle the government approval, registration and filing required for the transfer program.

I hereby irrevocably confirm that unless the Chengdu Jumeiyoupin Science and Technology Co., Ltd. (“WFOE”) issued a directive to the person requesting the replacement of the trustee, the validity period of this power of attorney shall continue to termination or early termination date of the Shareholders’ Voting Rights Agreement signed by WFOE, the Company and the shareholders of the Company on April 20, 2017.

Hereby as authorization.

Name: Leo Ou Chen

Signature:	/s/Leo Ou Chen

Date: April 20, 2017

Power of Attorney

This power of attorney (hereinafter referred to as “this power of attorney”) was presented by Yusen Dai (the identity card number is ***), signed on April 20, 2017 and issued to Leo Ou Chen (the identity card number is ***) (hereinafter referred to as “trustee”).

Yusen Dai, hereby grant the trustee a sole agent, to authorize the trustee as my agent, in my own name, to exercise my own as Reemake Media Co., Ltd. (hereinafter referred to as “the Company”) shareholders enjoy the following right:

1.                  To convene and attend the shareholders’ meeting of the Company as my own agent in accordance with the By-laws of the Company ;

2.                  To act as a proxy for the discussion and resolution of all matters of the shareholders’ meeting, to make and sign resolutions, including but not limited to: designation and election of directors of the Company and other senior management personnel who are subject to the appointment and removal of shareholders; ; The dissolution or liquidation of the Company and the formation of the liquidation group on behalf of the shareholders and the exercise of the powers of the liquidation group during the liquidation period;

3.                  To act as my own agent in the exercise of the voting rights of other shareholders under the by-laws(including any other shareholders’ voting rights as may be amended after the constitution);

4.                  Other voting rights to be exercised by shareholders in respect of Chinese laws and regulations (including amendments, alterations, additions and re-enactments, whether or not they take effect before or after the conclusion of this Agreement)

5.                  Upon the transfer of the equity interest of the Company held by the Company in accordance with the Exclusive Purchase Option Agreement signed by the Parties, the Company shall sign the relevant equity transfer agreement and other relevant documents and handle the government approval, registration and filing required for the transfer program.

I hereby irrevocably confirm that unless the Chengdu Jumeiyoupin Science and Technology Co., Ltd. (“WFOE”) issued a directive to the person requesting the replacement of the trustee, the validity period of this power of attorney shall continue to termination or early termination date of the Shareholders’ Voting Rights Agreement signed by WFOE, the Company and the shareholders of the Company on April 20, 2017.

Hereby as authorization.

Name: Yusen Dai

Signature:	/s/Yusen Dai

Date: April 20, 2017

Power of Attorney

This power of attorney (hereinafter referred to as “this power of attorney”) was presented by Hui Liu (the identity card number is ***) , signed on April 20, 2017 and issued to Leo Ou Chen (the identity card number is ***) (hereinafter referred to as “trustee”).

Hui Liu, hereby grant the trustee a sole agent, to authorize the trustee as my agent, in my own name, to exercise my own as Reemake Media Co., Ltd. (hereinafter referred to as “the Company”) shareholders enjoy the following right:

1.                  To convene and attend the shareholders’ meeting of the Company as my own agent in accordance with the By-laws of the Company ;

2.                  To act as a proxy for the discussion and resolution of all matters of the shareholders’ meeting, to make and sign resolutions, including but not limited to: designation and election of directors of the Company and other senior management personnel who are subject to the appointment and removal of shareholders; ; The dissolution or liquidation of the Company and the formation of the liquidation group on behalf of the shareholders and the exercise of the powers of the liquidation group during the liquidation period;

3.                  To act as my own agent in the exercise of the voting rights of other shareholders under the by-laws(including any other shareholders’ voting rights as may be amended after the constitution);

4.                  Other voting rights to be exercised by shareholders in respect of Chinese laws and regulations (including amendments, alterations, additions and re-enactments, whether or not they take effect before or after the conclusion of this Agreement)

5.                  Upon the transfer of the equity interest of the Company held by the Company in accordance with the Exclusive Purchase Option Agreement signed by the Parties, the Company shall sign the relevant equity transfer agreement and other relevant documents and handle the government approval, registration and filing required for the transfer program.

I hereby irrevocably confirm that unless the Chengdu Jumeiyoupin Science and Technology Co., Ltd. (“WFOE”) issued a directive to the person requesting the replacement of the trustee, the validity period of this power of attorney shall continue to termination or early termination date of the Shareholders’ Voting Rights Agreement signed by WFOE, the Company and the shareholders of the Company on April 20, 2017.

Hereby as authorization.

Name: Hui Liu

Signature:	/s/Hui Liu

Date: April 20, 2017